SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

International Aluminum Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-7256	95-2385235
(Commission File Number)	(I.R.S. Employer Identification No.)

767 Monterey Pass Road Monterey Park, California	91754
(Address of Principal Executive Offices)	(Zip Code)

(323) 264-1670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On March 15, 2005, the Compensation Committee of the Board of Directors of International Aluminum Corporation, or IAL, determined to award certain benefits to David C. Treinen in connection with his previously announced retirement as President and Chief Operating Officer of IAL, which is to take effect as of June 30, 2005.

Mr. Treinen, who will continue to serve as a director of IAL following his retirement, will be transferred ownership of the automobile currently furnished to him by IAL for use in IAL’s business, which has an estimated current fair value of approximately $22,000.  IAL also will pay Mr. Treinen upon his retirement an amount equivalent to the estimated income tax liability to him relating to his receipt of the automobile and will continue to insure him under IAL’s health-care plans so long as he continues to serve as a director of IAL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ALUMINUM CORPORATION

Dated: March 17, 2005	By:	/s/	MITCHELL K. FOGELMAN
Mitchell K. Fogelman
Senior Vice President-Finance